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                                                                     EXHIBIT 4.6

                        WARRANT AGREEMENT ("AGREEMENT")

     Catalog.com, Inc., 14000 Quail Springs Parkway, Suite 3600, Oklahoma City, Oklahoma 73134 (the "Company"), and UMB Bank, N.A. ("Warrant Agent"), agree as follows:

     1. PURPOSE. The Company proposes to publicly offer and issue up to 368,000 units, which includes 48,000 units to cover over-allotments, if any (collectively, the "Units" and individually, a "Unit"), in an initial public offering evidenced by a Form SB-2 Registration Statement No. 333-37932 ("Initial Public Offering"). Each Unit will entitle the registered holder of a Unit ("Unit Holder") to (i) four (4) shares of the Company's $0.01 par value common stock (collectively, the "Shares" and individually, a "Share") and (ii) two (2) warrants, each warrant permitting the purchase of one (1) Share ("Warrant").


     2. WARRANTS. Each Warrant will entitle the registered holder of a Warrant ("Warrant Holder") to purchase from the Company one (1) Share at $_______, which is one hundred thirty percent (130%) of the Initial Public Offering price of one of the Units divided by four (4) ("Exercise Price"). A Warrant Holder may exercise all or any number of Warrants resulting in the purchase of a whole number of Shares.

     3. EXERCISE PERIOD. The Warrants may be exercised at any time during the period commencing thirty (30) days after the closing of the Initial Public Offering ("Exercise Date") and ending at 4:00 p.m., Oklahoma City, Oklahoma time on the fifth (5th) anniversary date of the closing of the offering ("Expiration Date") except as changed by Section 10 and Section 15 of this Agreement.

     4. NON-DETACHABILITY. A Warrant Certificate (as defined below) may not be detached from a Share certificate contained in a Unit for at least thirty (30) days following the Initial Public Offering. Until such time a Warrant Certificate may be split up, combined, exchanged or transferred on the books of the Warrant Agent only together with a Share certificate. Institutional Equity Corporation will then determine when the Units separate, after which the common stock and public warrants will trade separately.

     5.   CERTIFICATES. The Warrant certificates shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached to this Agreement ("Warrant Certificate"). Warrant Certificates shall be signed by, or shall bear the facsimile signature of, the President or a Vice President of the Company and the Secretary or an Assistant Secretary of the Company and shall bear a facsimile of the Company's corporate seal. If any person, whose facsimile signature has been placed upon any Warrant Certificate or the signature of an officer of the Company, shall have ceased to be such officer before such Warrant Certificate is countersigned, issued and delivered, such Warrant Certificate shall be countersigned, issued and delivered with the same effect as if such person had not ceased to be such officer. Any Warrant Certificate may be signed by, or made to bear the facsimile signature of, any person who at the actual date of the preparation of such Warrant Certificate shall be a proper officer of the Company to sign such Warrant Certificate, even though such person was not such an officer upon the date of the Agreement.
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     6.   ISSUANCE OF NEW CERTIFICATES. Notwithstanding any of the provisions of this Agreement or the several Warrant Certificates to the contrary, the Company may, at its option, issue new Warrant Certificates in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price or the number or kind of shares purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement.

     7. COUNTERSIGNING. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent hereby is authorized to countersign and deliver to, or in accordance with the instructions of, any Warrant Holder any Warrant Certificate, respectively, which is properly issued.

     8. REGISTRATION OF TRANSFER AND EXCHANGES. The Warrant Agent will keep or cause to be kept books for registration of ownership or transfer of Warrant Certificates issued hereunder. Such registers shall show the names and addresses of the respective holders of the Warrant Certificates and the number of Warrants evidenced by each such Warrant Certificate. Subject to the provisions of Section 4, the Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificate upon records maintained by the Warrant Agent for such purpose upon surrender of such Warrant Certificate to the Warrant
Agent for transfer, accompanied by appropriate instruments of transfer in form satisfactory to the Company and the Warrant Agent and duly executed by the Warrant Holder or a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued in the name of and to the transferee and the surrendered Warrant Certificate shall be cancelled.

     9.   EXERCISE OF WARRANTS.

          a. Subject to Section 10, any one Warrant or any multiple of one Warrant evidenced by any Warrant Certificate may be exercised on or after the Exercise Date, and on or before the Expiration Date. A Warrant shall be exercised by the Warrant Holder by surrendering to the Warrant Agent the Warrant Certificate evidencing such Warrant with the exercise form on the reverse of such Warrant Certificate duly completed and executed and delivering to the Warrant Agent, by certified or official bank check payable in lawful money of the United States of America to the order of the Company, the Exercise Price for each Share to be purchased.

          b. Upon receipt of a Warrant Certificate with the exercise form thereon duly executed together with payment in full of the Exercise Price (and an amount equal to any applicable taxes or government charges, pursuant to Section 11 hereof) for the Shares for which Warrants are then being exercised, the Warrant Agent shall requisition from any transfer agent for the Shares, and upon receipt shall make delivery of, certificates evidencing the total number of whole Shares for which Warrants are then being exercised in such names and denominations as are required for delivery to, or in accordance with the instructions of, the Warrant Holder. Such certificates for the Shares shall be

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               deemed to be issued, and the person whom such Shares are issued of record shall be deemed to have become a holder of record of such Shares, as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price (and an amount equal to any applicable taxes or government charges), whichever shall last occur, provided that if the books of the Company with respect to the Shares shall be deemed to be issued, and the person to whom such Shares are issued of record shall be deemed to have become a record holder of such Shares, as of the date on which such books shall next be open (whether before, on or after the Expiration Date) but at the Exercise Price (and an amount equal to any applicable taxes or government charges), whichever shall have last occurred, to the Warrant Agent. The Company covenants and agrees that it shall not cause its stock transfer books to be closed for a period of more than twenty (20) consecutive business days except upon consolidation, merger, sale of all of its assets, dissolution or liquidation or as otherwise provided by law.

          c. In addition, if it is required by law and upon instruction by the Company, the Warrant Agent will deliver to each Warrant Holder a prospectus that complies with the provisions of Section 5 of the Securities Act of 1933, as amended, and the Company agrees to supply the Warrant Agent with a sufficient number of prospectuses to effectuate that purpose.

          d. Any Warrant Certificate or Certificates may be exchanged at the option of the holder thereof for another Warrant Certificate or Certificates of different denominations, of like tenor and representing in the aggregate the same number of Warrants, upon surrender of such Warrant Certificate or Certificates, with the Form of Assignment duly filled in and executed, to the Transfer Agent, at any time or from time-to-time after the close of business on the date hereof and prior to the close of business on the Expiration Date. The Warrant Agent shall promptly cancel the surrendered Warrant Certificate and deliver the new Warrant Certificate pursuant to the provisions of this Section.

          e. If less than all the Warrants evidenced by a Warrant Certificate are exercised upon a single occasion, a new Warrant Certificate for the balance of the Warrants not so exercised shall be issued and delivered to, or in accordance with, transfer instructions properly given by the Warrant Holder until the Expiration Date.

          f. All Warrant Certificates surrendered upon exercise of the Warrants shall be cancelled.

          g. Upon the exercise, or conversion of any Warrant, the Transfer Agent shall account promptly to the Company with respect to Warrants exercised and

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               concurrently pay to the Company all moneys received by the
               Warrant Agent for the purchase of securities or other property through the exercise of such Warrants.

          h. Out-of-pocket expenses incurred by the Warrant Agent while acting in the capacity as Warrant Agent, in accordance with this Agreement, will be paid by the Company. A detailed accounting statement relating to the number of shares exercised, names of registered Warrant Holder(s) and the net amount of exercised funds remitted will be given to the Company with the payment of each exercise amount.

     10. REDEMPTION. Following eighteen (18) months after the closing of the Company's Initial Public Offering, the Warrants outstanding at the time of a redemption may be redeemed at the option of the Company, in whole or in part on a pro-rata basis, at any time if, at the time notice of such redemption is given by the Company as provided in subsection a. below, the Daily Price (as defined) equals or exceeds _____ which is 200% of the Initial Public Offering price of one of the Units divided by four, for more than ten (10) consecutive trading days immediately preceding the date of such notice, at a price of $0.05 per Warrant (the "Redemption Price"). For the purpose of the foregoing sentence, the term "Daily Price" shall mean, for any relevant day, the closing bid price on that day as reported by the principal exchange or quotation system on which prices for the Common Stock are reported. On the redemption date the holders of record of redeemed Warrants shall be entitled to payment of the Redemption Price upon surrender of such redeemed Warrants to the Company at the principal office of the Warrant Agent in Kansas City, Missouri.

          a.   Notice of redemption of Warrants shall be given at least thirty
               (30) days prior to the redemption date by mailing, by registered or certified mail, return receipt requested, a copy of such notice to the Warrant Agent and by first class mail to all of the holders of record of Warrants at their respective addresses appearing on the books or transfer records of the Company or such other address designated in writing by the holder of record to the Warrant Agent not less than forty (40) days prior to the redemption date.

          b. From and after the close of business on the business day next preceding the redemption date, all rights of the Warrant Holders regarding the Warrants which have been called for redemption (except the right to receive the Redemption Price) shall terminate, but only if (i) no later than one day prior to the redemption date the Company shall have irrevocably deposited with the Warrant Agent as paying agent a sufficient amount to pay on the redemption date the Redemption Price for all Warrants called for redemption and (ii) the notice of redemption shall have stated the name and address of the Warrant Agent and the intention of the Company to deposit such amount with the Transfer Agent no later than one day prior to the redemption date.

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          c.   The Warrant Agent shall pay to the holders of record of redeemed
               Warrants all monies received by the Warrant Agent for the redemption of Warrants to which the holders of record of such redeemed Warrants who shall have surrendered their Warrants are entitled.

          d. Any amounts deposited with the Warrant Agent that are not required for redemption of Warrants may be withdrawn by the Company. Any amounts deposited with the Warrant Agent that shall be unclaimed after six (6) months after the redemption date may be withdrawn by the Company, and thereafter the holders of the Warrants called for redemption for which such funds were deposited shall look solely to the Company for payment. The Company shall be entitled to the interest, if any, on funds deposited with the Warrant Agent and the holders of redeemed Warrants shall have no right to any such interest.

          e. If the Company fails to make a sufficient deposit with the Warrant Agent as provided above, the holder of any Warrants called for redemption may at the option of the holder (i) by notice to the Company declare the notice of redemption a nullity as to such holder, or (ii) maintain an action against the Company for the Redemption Price. If the holder brings such an action, the Company will pay reasonable attorneys' fees of the holder. If the holder fails to bring an action against the Company for the Redemption Price within sixty (60) days after the redemption date, the holder shall be deemed to have elected to declare the notice of redemption to be a nullity as to such holder and such notice shall be without any force or effect as to such holder. Except as otherwise specifically provided in this subsection e., a notice of redemption, once mailed by the Company, as provided in subsection a., shall be irrevocable.

     11. TAXES. The Company will pay all taxes attributable to the initial issuance of Shares upon exercise of Warrants. The Company shall not, however, be required to pay any tax which may be payable in respect to any transfer involved in any issue of Warrant Certificates or in the issue of any certificates of Shares in the name other than that of the Warrant Holder upon the exercise of any Warrant, as the case may be.

     12. MUTILATED OR MISSING CERTIFICATES. If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company and the Warrant Agent may, on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), and upon receipt of evidence satisfactory to the Company and the Warrant Agent of such mutilation, loss, theft or destruction, issue a substitute Warrant Certificate, respectively, of like denomination or tenor as the Warrant Certificate so mutilated, lost, stolen or destroyed. Applicants for substitute Warrant Certificates shall comply with such other reasonable regulations and pay any reasonable charges as the Company or the Warrant Agent may prescribe.

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     13.  SUBSEQUENT ISSUE OF CERTIFICATES. Subsequent to their original issuance, no Warrant Certificates shall be reissued except (i) such Certificates issued upon transfer thereof in accordance with Section 8 hereof, (ii) such Certificates issued upon any combination, split-up or exchange of Warrant or Unit Certificates pursuant to Section 8 hereof, (iii) such Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates pursuant to Section 12 hereof, (iv) Warrant Certificates issued upon the partial exercise of Warrant Certificates pursuant to Section 9 hereof, and (v) Warrant Certificates issued to reflect any adjustment or change in the Exercise Price or the number or kind of shares purchasable thereunder pursuant to Section 6 hereof. The Warrant Agent is hereby irrevocably authorized to countersign and deliver, in accordance with the provisions of said Sections 6, 8, 9 and 12, the new Warrant Certificates, as the case may be, required for purposes thereof, and the Company, whenever required by the Warrant Agent, will supply the Transfer Agent with Warrant Certificates duly executed on behalf of the Company for such purposes.

     14. RESERVATION OF SHARES. For the purpose of enabling the Company to satisfy all obligations to issue Shares upon exercise of Warrants, the Company will at all times reserve and keep available free from preemptive rights, out of the aggregate of its authorized but unissued shares, the full number of Shares which may be issued upon the exercise of the Warrants. The Company covenants all shares which shall be so issuable upon exercise of the Warrants, will upon issue be fully paid and nonassessable by the Company and free from all taxes, liens, charges and security interests with respect to the issue thereof.

     15. GOVERNMENTAL RESTRICTIONS. If any Shares issuable upon the exercise of Warrants require registration or approval of any governmental authority, the Company will use commercially reasonable efforts to secure such registration or approval and, to the extent practicable, take action in anticipation of and prior to the exercise of the Warrants necessary to permit a public offering of the securities underlying the Warrants during the term of this Agreement; provided that in no event shall such Shares be issued, and the Company shall have the authority to suspend the exercise of all Warrants, until such registration or approval shall have been obtained; but all Warrants, the exercise of which is requested during any such suspension, shall be exercisable at the Exercise Price. If any such period of suspension continues past the Expiration Date, all Warrants, the exercise of which have been requested on or prior to the Expiration Date, shall be exercisable upon the removal of such suspension until the close of business on the business day immediately following the expiration of such suspension. In the case of a Warrant exercisable solely for securities listed on a securities exchange or for which there are at least two (2) independent market makers, in lieu of obtaining such registration or approval, the Company may elect to redeem Warrants submitted to the Warrant Agent for exercise for a price equal to the difference between the aggregate low asked price, or closing price, as the case may be, of the securities for which such Warrant is exercisable on the date of such submission and the Exercise Price of such Warrants; in the event of such redemption, the Company will pay to the holder of such Warrants the above-described redemption price in cash within ten (10) business days after receipt of notice from the Warrant Agent that such Warrants have been submitted for exercise.

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     16.  ADJUSTMENTS OF NUMBER AND KIND OF SHARES PURCHASABLE AND EXERCISE
PRICE. The number and kind of securities or other property purchasable upon exercise of a Warrant shall be subject to adjustment from time to time upon the occurrence, after the date hereof, of any of the following events:

          a. In case the Company shall (i) pay a dividend in, or make a distribution of, shares of capital stock on its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of such shares or (iii) combine its outstanding shares of Common Stock into a smaller number of such shares, the total number of shares of Common Stock purchasable upon the exercise of each Warrant outstanding immediately prior thereto shall be adjusted so that the holder of any Warrant Certificate thereafter surrendered for exercise shall be entitled to receive at the same aggregate Exercise Price the number of shares of capital stock (of one or more classes) which such holder would have owned or have been entitled to receive immediately following the happening of any of the events described above had such Warrant been exercised in full immediately prior to the record date with respect to such event. Any adjustment made pursuant to this subsection shall, in the case of a stock dividend or distribution, become effective as of the record date therefor and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of an adjustment made pursuant to this subsection, the holder of any Warrant Certificate thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive and shall be evidenced by a Board resolution filed with the Warrant Agent) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

          b. If any capital reorganization or a reclassification of the Common Stock (except as provided in subsection a. above or subsection e. below), shall be effected, then, as a condition of such reorganization or reclassification, lawful and adequate provision shall be made whereby any Warrant Holder, upon exercise of Warrants, shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified herein and in the Warrants and in substitution for the Common Stock to which he would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company (or cash) that he would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if such Warrants had been exercised immediately prior to the record date with respect to such event; and in any such case, appropriate provision (as determined by the Board of Directors of the Company, whose determination shall be conclusive and shall be evidenced by a certified Board resolution filed with the Warrant Agent) shall be made for the application of this Section with respect to the rights and interests thereafter of the Warrant Holders (including but not limited to the allocation of the Exercise Price between or among shares of

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               classes of capital stock), to the end that this Section
               (including the adjustments of the number of shares of Common Stock or other securities purchasable and the Exercise Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of the Warrants for any shares or securities or other property (or cash) thereafter deliverable upon the exercise of the Warrants.

          c. Whenever the number of shares of Common Stock or other securities purchasable upon exercise of a Warrant is adjusted as provided in this Section, the Company will promptly file with the Warrant Agent a certificate signed by a Chairman or co-Chairman of the Board or the President or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth the number and kind of securities or other property purchasable upon exercise of a Warrant, as so adjusted, stating that such adjustments in the number or kind of shares or other securities or property conform to the requirements of this Section, and setting forth a brief statement of the facts accounting for such adjustments. Promptly after receipt of such certificate, the Company, or the Transfer Agent at the Company's request, will deliver, by first-class, postage prepaid mail, a brief summary thereof (to be supplied by the Company) to the registered holders of the outstanding Warrant Certificates; provided, however, that failure to file or to give any notice required under this subsection, or any defect therein, shall not affect the legality or validity of any such adjustments under this Section.

          d. In case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the corporation formed by such consolidation or merger or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the Warrant Agent a supplemental warrant agreement providing that the holder of each Warrant then outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, solely the kind and amount of shares of stock and other securities and property (or cash) receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section. The above provision of this subsection shall similarly apply to successive consolidations, mergers, sales or transfers. The Warrant Agent shall not be

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               under any responsibility to determine the correctness of any provision contained in any such supplemental warrant agreement relating to either the kind or amount of shares of stock or securities or property (or cash) purchasable by holders of Warrant Certificates upon the exercise of their Warrants after any such consolidation, merger, sale or transfer or of any adjustment to be made with respect thereto, but subject to the provisions of Section 22 hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, a certificate of a firm of independent certified public accountants (who may be the accountants regularly employed by the Company) with respect thereto.

          e. Irrespective of any adjustments in the number or kind of shares issuable upon exercise of Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrant Certificates initially issuable pursuant to this Agreement.

          f. The Company may retain a firm of independent public accountants of recognized standing, which may be the firm regularly retained by the Company, selected by the Board of Directors of the Company or the Executive Committee of said Board, and not disapproved by the Warrant Agent, to make any computation required under this Section, and a certificate signed by such firm shall, in the absence of fraud or gross negligence, be conclusive evidence of the correctness of any computation made under this Section.

          g. For the purpose of this Section, the term "Common Stock" shall mean (i) the Common Stock or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to this Section, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section, and all other provisions of this Agreement, with respect to the Common Stock, shall apply on like terms to any such other shares.

          h. Company may, from time to time and to the extent permitted by law, reduce the exercise price of the Warrants by any amount for a period of not less than twenty (20) days. If the Company so reduces the exercise price of the Warrants, it will give not less than fifteen (15) days' notice of such decrease,

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               which notice may be in the form of a press release, and shall take such other steps as may be required under applicable law in connection with any offers or sales of securities at the reduced price.

     17. REDUCTION OF EXERCISE PRICE BELOW PAR VALUE. Before taking any action that would cause an adjustment pursuant to Section 16 hereof reducing the portion of the Exercise Price required to purchase one share of capital stock below the then par value (if any) of a share of such capital stock, the Company will use its best efforts to take any corporate action which, in the opinion of its counsel, may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such capital stock.

     18. NO FRACTIONAL WARRANTS OR SHARES. The Company shall not be required to issue fractions of Warrants upon the reissue of Warrants, any adjustments as described in Section 16 or otherwise; but the Company in lieu of issuing any such fractional interest, shall adjust the fractional interest by payment to the Warrant Holder an amount, in cash, equal to the current market value of any such fraction or interest. If the total Warrants surrendered by exercise would result in the issuance of a fractional Share, the Company shall not be required to issue a fractional Share but rather the resulting fractional interest shall be adjusted by payment in an amount, in cash, equal to the current market value of such fractional interest.

     19. RIGHTS OF WARRANT HOLDERS. No Warrant Holder, as such, shall have any rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holders, as such, are limited to those rights expressly provided in this Agreement or in the Warrant Certificates. The Company and the Warrant Agent may treat the registered Warrant Holder in respect of any Warrant Certificates as the absolute owner thereof for all purposes notwithstanding any notice to the contrary.

     20. RIGHT OF ACTION. All rights of action in respect to this Agreement are vested in the respective registered holders of the Warrant and Unit Certificates; and any registered holder of any Warrant Certificate, without the consent of the Warrant Agent or of any other holder of a Warrant Certificate, may, in his own behalf for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise the Warrants evidenced by such Warrant Certificate, for the purchase of shares of the Common Stock in the manner provided in the Warrant Certificate and in this Agreement.

     21. AGREEMENT OF WARRANT AND UNIT HOLDERS. Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent and with every other holder of a Warrant Certificate, respectively, that:

          a. The Warrant Certificates are transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in this Agreement; and

          b. The Company and the Warrant Agent may deem and treat the person in

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               whose name the Warrant Certificate is registered as the absolute owner of the Warrant, as the case may be, (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     22. TRANSFER AGENT. The Company hereby appoints the Warrant Agent to act as the agent of the Company and the Warrant Agent hereby accepts such appointment upon the following terms and conditions by all of which the Company and every Warrant Holder, by acceptance of his Warrants, shall be bound:

          a. Statements contained in this Agreement and in the Warrant Certificates shall be taken as statements of the Company. The Warrant Agent assumes no responsibility for the correctness of any of the same except such as describes the Warrant Agent or for action taken or to be taken by the Warrant Agent.

          b. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the Company's covenants contained in this Agreement or in the Warrant Certificates.

          c. The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

          d. The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder for any action taken in reliance upon any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          e. The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and all other charges of any kind or nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for this Agreement except as a result of the Warrant Agent's negligence, bad faith or willful misconduct.

          f. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Warrant Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred in connection with such action, suit or legal proceeding, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Warrant Holders as their respective rights or interest may appear.

          g. The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     23.  SUCCESSOR WARRANT AGENT. Any corporation into which the Warrant
Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act of a party or the parties hereto provided such corporation is eligible to be appointed under Section 24 below. In any such event or if the name of the Warrant Agent is changed, the Warrant Agent or such successor may adopt the countersignature of the original Warrant Agent and may countersign such Warrant Certificates either in the name of the predecessor Warant Agent or in the name of the successor Warrant Agent.

     24. CHANGE OF WARRANT AGENT. The Warrant Agent may resign or be discharged by the Company from its duties under this Agreement by the Warrant Agent or the Company, as the case may be, giving notice in writing to the other, and by giving a date when such resignation or discharge shall take effect, which notice shall be sent at least thirty (30) days prior to the date so specified. If the Warrant Agent shall resign, be discharged or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant
Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Warrant Holder or after discharging the Warrant Agent, then the Company agrees to perform the duties of the Warrant Agent hereunder until a successor Warrant Agent is appointed. Any successor Warrant Agent shall be a bank or a trust company, in good standing, organized under the laws of any state of the United States of America, having a combined capital and surplus of at least $4,000,000.00 at the time of its appointment as Warrant Agent. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed, and the former Warrant
Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it thereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for effecting the delivery or transfer. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

     25. NOTICES. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Warrant Holder to or on the Company shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                    Catalog.com, Inc.
                    14000 Quail Springs Parkway, Suite 3600
                    Oklahoma City, Oklahoma 73134

                    With a copy to:
                    Irwin H. Steinhorn, Esq.
                    Conner & Winters, A Professional Corporation
                    One Leadership Square
                    211 N. Robinson, Suite 1700
                    Oklahoma City, Oklahoma 73102

Any notice or demand authorized by this Agreement to be given or made by any Warrant Holder or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

                    UMB Bank, N.A.
                    928 Grand Boulevard, 13/th/ Floor
                    Kansas City, Missouri 64106

Any distribution, notice or demand required or authorized by this Agreement to be given or made by the Company or the Warrant Agent to or on the Warrant Holders shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed to the Warrant Holders at their last known addresses as they shall appear on the registration books for the Warrant Certificates maintained by the Warrant Agent.

     26. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Warrant Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable.

     27. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     28. TERMINATION. This Agreement shall terminate at the close of business on the Expiration Date or such earlier date upon which all Warrants have been exercised; provided, however, that if exercise of the Warrants is suspended pursuant to Section 15 and such suspension continues past the Expiration Date, this Agreement shall terminate at the close of business on the business day immediately following expiration of such suspension. The provisions of Section 22 shall survive such termination.

     29. GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Oklahoma and for all purposes shall be construed in accordance with the laws of said State.

     30. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give any person or corporation other than the Company, the Warrant Agent and the Warrant Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Warrant Holders.

     31. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

     32. INTEGRATION. As of the date hereof, this Agreement contains the entire and only agreement, understanding, representation, condition, warranty or covenant between the parties hereto with respect to the matters herein, supersedes any and all other agreements between the parties hereto relating to such matters, and may be modified or amended only by a written agreement signed by both parties hereto pursuant to the authority granted by Section 26.

     33. DESCRIPTIVE HEADINGS. The descriptive headings of the Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     Date:    ___________, 2000

     CATOLOG.COM, INC., an Oklahoma corporation


     By: __________________________
         Robert W. Crull, Chief Executive Officer

     SEAL

     ATTEST:

     ___________________________
     David D. Gaither, Secretary



     _____________________________, a _________corporation
     By: ______________________
         ______________________

     SEAL

     ATTEST:

     ___________________________
     Secretary:

                               CATALOG.COM, INC.
                            an Oklahoma corporation
                                (the "Company")

                               __________, 2000


                         COMMON STOCK PURCHASE WARRANT
           VOID AFTER 4:00 P.M., UNITED STATES CENTRAL STANDARD TIME
                            ON _____________, 2005

W-______                                                 ______________ Warrants
                                                         CUSIP _________________


        THIS CERTIFIES THAT _____________________________ or its registered assigns (the "Warrant Holder"), is the registered holder of the number of Warrants (the "Warrants") set forth above. Each Warrant entitles the holder thereof to purchase from Catalog.com, Inc., a corporation incorporated under the laws of the State of Oklahoma (the "Company"), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement hereinafter more fully described (the "Warrant Agreement"), at any time during the period commencing thirty (30) days after the closing of the Initial Public Offering and ending at 4:00 p.m. Central Standard time on _____________, 2005 or, if such Warrant is redeemed as provided in the Warrant Agreement, at any time prior to the close of business on the business day next preceding the date of such redemption (the "Expiration Date"), one fully paid and non-assessable shares of Common Stock of the Company (the "Common Stock") upon presentation and surrender of this Warrant Certificate, with the instructions for the registration and delivery of Common Stock filled in, at the stock transfer office in _______________, of UMB Bank, N.A., Warrant Agent of the Company (the "Warrant Agent") or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Exercise Price (as defined in the Warrant Agreement) and any applicable taxes or government charges paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company. Each Warrant entitles the holder to purchase one share of Common Stock for $_______, being 130% of the Initial Public Offering price of one of the Units divided by four (4). The number and kind of securities or other property for which the Warrants are exercisable are subject to further adjustment in certain events, such as mergers, splits, stock dividends, recapitalizations and the like, to prevent dilution.

        Upon proper presentation and surrender of this Warrant Certificate, together with payment of the Exercise Price for the shares of Common Stock thereby purchased, the Warrant Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased (the "Shares"). All Shares that may be issued upon the exercise of these Warrants will, upon issuance, be fully paid, nonassessable and free from all taxes, liens and charges with respect thereto.

        The Warrants are subject to the following additional terms and conditions:

     1. EXERCISE OF WARRANTS. The purchase rights represented hereby are exercisable solely at the Warrant Holder's option. If the Warrant Holder does not exercise its right to purchase the number of shares of Common Stock designated herein, these Warrants shall automatically expire on the Expiration Date. In the event the Warrant Holder purchases less than all the shares purchasable under these Warrants, the Company shall cancel this Warrant Certificate upon the surrender hereof and execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares purchasable hereunder.

     2. REDEMPTION OF WARRANTS. After eighteen (18) months following the closing of the Company's Initial Public Offering, the Company may redeem any or all outstanding and unexercised Warrants at any time if the Daily Price has exceeded $______, which is 200% of the Initial Public Offering price of one Unit divided by four (4), for ten (10) consecutive trading days immediately preceding the date of notice of such redemption, upon 30 days notice, at a price equal to $0.05 per Warrant. All Warrants not theretofore exercised or redeemed will expire on _________, 2005.

     3. SUBJECT TO WARRANT AGREEMENT. This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated as of November ___, 2000 (the "Warrant Agreement"), between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at 14000 Quail Springs Parkway, Suite 3600, Oklahoma City, Oklahoma 73134,
Attention: Chief Financial Officer.

     4. FRACTIONAL SHARES AND WARRANTS. The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants, Common Stock or other securities, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

     5. SECURITIES LAWS. In certain cases, the sale of securities by the Company upon exercise of Warrants would violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company has agreed to use commercially reasonable efforts to cause a registration statement to continue to be effective during the term of the Warrants with respect to such sales under the Securities Act of 1933, as amended, and to take such action under the laws of various states as may be required to cause the sale of securities upon exercise to be lawful. However, the Company will not be required to honor the exercise of Warrants if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon such exercise would be unlawful. In certain cases, the Company may, but is not required to, purchase Warrants submitted for exercise for a cash price equal to the difference between the market price of the securities obtainable upon such exercise and the exercise price of such Warrants.

     6. EXCHANGE OF CERTIFICATES. This Warrant Certificate, with or without other Warrant Certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or Certificates evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Certificates so surrendered. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised.

     7. STATUS OF WARRANT HOLDER. No holder of this Warrant Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatever, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any merger, recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrant Agreement) or to receive dividends or subscription rights or otherwise until the Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

     8. CERTIFICATE DELIVERY. If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other class of stock purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

     Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent, and with every other holder of a Warrant Certificate that:

     (a) This Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement; and

     (b) The Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatever, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof by the holder of this Warrant Certificate pursuant to the Warrant Agreement shall have been paid, such tax being payable by the holder of this Warrant Certificate at the time of surrender.

     This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

     10. NOTICES. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed to have been given when personally delivered, mailed first class (postage prepaid), or delivered to a telegraph office:

          (i) if to a Warrant Holder, at the address of such Warrant Holder as shown on the books of the Company.

          (ii) if to the Company, at if to the Company, at 14000 Quail Springs Parkway, Suite 3600, Oklahoma City, Oklahoma 73134, to the attention of the corporate Secretary, or at such other address as may have been furnished to the Warrant Holder in writing.

     11. Headings. The headings of the Sections and subsections of this Warrant are inserted for convenience only and shall not be deemed to constitute a part of this Warrant.

     IN WITNESS WHEREOF, this Warrant has been duly executed by its duly authorized officer as of the date first above written.

                                        CATALOG.COM, INC.
                                        an Oklahoma corporation


                                        By:___________________________
                                           Robert W. Crull,
                                           Chief Executive Officer

Countersigned


______________________
By:___________________
   Authorized Officer

                         FORM OF ELECTION TO PURCHASE
       (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO EXERCISE THE
                         WARRANTS IN WHOLE OR IN PART)

To: CATALOG.COM, INC.

The undersigned Registered Holder  (                 )

______________________________
(Please insert Social Security or other identification number of Registered Holder)

hereby irrevocably elect(s) to exercise the right of purchase represented by the within this Warrant Certificate for, and to purchase thereunder, _______________ shares of Common Stock provided for therein and tenders payment herewith to the order of CATALOG.COM, INC. in the amount of $________________.
The undersigned requests that certificates for such shares of Common Stock be issued as follows:

Name:   _________________________________
Address:_________________________________
Deliver to: _____________________________
Address:_________________________________

and if said number of Warrants being exercised shall not be all the Warrants evidenced by this Warrant Certificate, that a new Certificate for the balance of such Warrants as well as the shares of Common Stock represented by this Warrant Certificate be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Address:_________________________________
Dated: __________________________________


Signature

_________________________________________
(Signature must conform in all respects to the name of Registered Holder as on the face of this Unit
Certificate in every particular, without alteration or any change whatsoever, and the signature must be guaranteed in the usual manner.)

Signature Guaranteed:
_________________________________________
The signature should be guaranteed by an eligible institution (Banks, Stockbrokers, Savings and Loan
Association and Credit Union with membership in an approved signature Medallion Program), pursuant to S.E.C. Rule 17Ad-15.

                              FORM OF ASSIGNMENT
                      (TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED, the undersigned Registered Holder (               )

______________________________
(Please insert Social Security or other identification number of Registered Holder)

hereby sells, assigns and transfers unto
______________________________
______________________________
______________________________
       (Please Print Name and Address including Zip Code)

Warrants evidenced by the within Warrant Certificate, and irrevocably constitutes and appoints ______________________________________________ Attorney
to transfer this Warrant Certificate on the books of Catalog.com, Inc. with the full power of substitution in the premises.

Dated: __________________________________

Signature: ______________________________

(Signature must conform in all respects to the name of Registered Holder as on the face of this Unit
Certificate in every particular, without alteration or any change whatsoever, and the signature must be guaranteed in the usual manner.)

Signature Guaranteed:

______________________________
The signature should be guaranteed by an eligible institution (Banks, Stockbrokers, Savings and Loan
Association and Credit Union with membership in an approved signature Medallion Program), pursuant to S.E.C. Rule 17Ad-15.